UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 15, 2014

SUNVAULT ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-181040	27-4198202
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 W. Axton Road, Bellingham, WA	98226
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (778) 478-9530

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement

Item 2.01	Completion of Acquisition or Disposition of Assets

Item 3.02	Unregistered Sales of Equity Securities

Effective January 15, 2014, we entered into a consulting services agreement with Franzi Tschurtschenthaler wherein Tschurtschenthaler has agreed to act as the chief technical officer of our company. Pursuant to the consulting services agreement, we have agreed to pay to Tschurtschenthaler $10,000 per month.

Effective January 16, 2014, we entered into a management services agreement with 565423 BC Ltd. and Gary Monaghan, wherein through 565423 we have retained the services of Monaghan as president and chief executive officer of our company. Pursuant to the management services agreement, we have agreed to pay $10,000 per month.

Effective April 1, 2014, we entered into and closed a share purchase agreement, with Eco-West Transport Inc., an Alberta, Canada corporation and Trevor Minks, the sole shareholder of Eco-West. Pursuant to the agreement, we have agreed to purchase from Minks 100% of the issued and outstanding shares of Eco-West. As consideration, we have agreed to issue to Minks 3,333,334 shares of our common stock.

Upon completion of the terms of the agreement, Eco-West will become our wholly-owned subsidiary. Eco-West is a transportation (trucking) company that SunVault sees will provide a value add operation to CleanGen of Alberta.

Pursuant to the agreement, 3,333,334 shares of our common stock will be issued to one (1) non-US person (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S of the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits

10.1	Consulting Services Agreement dated January 15, 2014

10.2	Management Services Agreement dated January 16, 2014

10.3	Share Purchase Agreement dated April 1, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNVAULT ENERGY, INC.

Date: April 3rd, 2014	By:	/s/ Gary Monaghan
Gary Monaghan
President and Director